UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2025

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2025, the Board of Directors (the “Board”) of Outlook Therapeutics, Inc. (the “Company”) appointed Robert Charles Jahr as President and Chief Executive Officer of the Company and as a director, effective July 1, 2025 (the “Effective Date”). On the Effective Date, the Board increased its size from nine to ten directors and elected Mr. Jahr to the Board to fill the resulting vacancy as a Class III director for a term expiring at the 2028 annual meeting of stockholders. Mr. Jahr replaces Lawrence Kenyon, who resigned as Interim Chief Executive Officer of the Company concurrently with Mr. Jahr’s appointment. Mr. Kenyon will continue to serve as the Company’s Chief Financial Officer and as a member of the Board.

Mr. Jahr, 53, most recently served as the Chief Commercial Officer for Sobi North America (NA), a specialty healthcare company, from May 2021 to June 2025, where he oversaw commercial strategy, planning and execution excellence, including all marketing, sales, operations and market access activities. During his tenure at Sobi NA, Mr. Jahr led the immunology and hematology franchises, and three global development asset teams focused on preparing for regulatory submission, life cycle management and launch. Prior to that, from April 2020 to May 2021, Mr. Jahr served as General Manager & Vice President Head of International Markets at UCB Pharma SA, a biopharmaceutical company, where he managed the company’s portfolio in markets including China, Japan, Brazil, Australia, Canada, Middle East and Latin America, and from September 2018 to April 2020, he served as Vice President Head of US Payer Value, Pricing, Strategy & Innovation at UCB where he was responsible for developing teams during a period of expansion and launches. Prior to UCB, he held leadership roles in sales, marketing, operations, payor strategy, and market access at Amgen Inc. (Nasdaq: AMGN). Mr. Jahr holds a Master of Business Administration degree and a Bachelor of Science degree in Business Administration and Management from University of Montana. The Board believes that Mr. Jahr’s experience, track record and deep understanding of the biopharmaceutical industry qualify him to serve on the Board.

In connection with Mr. Jahr’s appointment, on June 28, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Jahr with respect to his service as President and Chief Executive Officer. The Employment Agreement provides for, as of the Effective Date, among other things: (i) an initial annual base salary of $600,000; (ii) a discretionary annual cash bonus with a target amount equal to 70% of Mr. Jahr’s base salary; and (iii) participation in the Company’s employee benefit and welfare plans. In addition, as a material inducement to Mr. Jahr’s entering into employment with the Company, the independent members of the Board approved the grant to Mr. Jahr of a stock option to purchase 800,000 shares of the Company’s common stock outside of the Company’s 2024 Equity Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4). The option has an exercise price equal to the fair market value of the Company’s common stock on the Effective Date, a ten-year term, and vests as to 25% of the shares on the first anniversary of the Effective Date, with the remainder vesting in equal monthly installments over the following three years, subject to Mr. Jahr’s continued service through each vesting date.

In the event of the termination of Mr. Jahr’s employment by the Company without “cause” or by him for “good reason” (each as defined in Employment Agreement) (a “Qualifying Termination”), the Employment Agreement provides that Mr. Jahr would be entitled to severance payments and benefits consisting of: (i) continued payment of his base salary for 12 months following the termination; (ii) 100% of his target bonus for the calendar year of termination paid in a lump sum; (iii) employee benefit coverage for up to 12 months; and (iv) full vesting of 50% of his then-unvested time-vesting equity awards, subject, in each case, to his execution of a separation agreement with an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants set forth in the Employment Agreement. In the event Mr. Jahr’s employment is terminated due to a Qualifying Termination within two months prior to or within 12 months following a change in control (as defined in the Company’s 2024 Equity Incentive Plan), the Employment Agreement provides that Mr. Jahr would be entitled to severance payments and benefits consisting of: (i) continued payment of his base salary for 18 months; (ii) 150% of his annual target bonus for the calendar year of termination paid in a lump sum; and (iii) employee benefit coverage for up to 18 months. Additionally, (i) if the termination had occurred within two months prior to a change in control, 100% of Mr. Jahr’s then-unvested time-vesting equity awards would become fully vested as of the date of his termination, and (ii) if the termination had occurred within 12 months following a change in control and the outstanding time-vesting equity awards are assumed or substituted with similar equity awards by the acquiring company, 100% of Mr. Jahr’s then-unvested time-vesting equity awards would become fully vested as of the date of termination.  Under the terms of the Employment Agreement, Mr. Jahr will be entitled to the foregoing severance benefits only if a Qualifying Termination occurs following the expiration of a 90-day period from the Effective Date.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There are no other arrangements or understandings between Mr. Jahr and any other person pursuant to which he was appointed as an officer and director of the Company. Mr. Jahr does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Jahr has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Robert C. Jahr and Outlook Therapeutics, Inc, dated June 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: July 1, 2025	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer